Exhibit 99.1

For Immediate Release

Men’s Wearhouse Announces

Senior Notes Offering to Finance Acquisition

FREMONT, Calif., June 6, 2014 — The Men’s Wearhouse (NYSE: MW) (the “Company”) today announced that it plans to issue an aggregate principal amount of up to $600 million of senior notes due 2022 (the “Notes”) in a private offering.   The Company intends to use the net proceeds from this offering of senior notes to pay a portion of the approximately $1.8 billion purchase price for the previously announced acquisition of Jos. A. Bank Clothiers, Inc. (Nasdaq: JOSB).

The Notes have not been and will not be registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration under the Act or an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Men’s Wearhouse

Founded in 1973, Men’s Wearhouse is one of North America’s largest specialty retailers of men’s apparel with 1,128 stores.  The Men’s Wearhouse, Moores and K&G stores carry a full selection of suits, sport coats, furnishings and accessories in exclusive and non-exclusive merchandise brands and Men’s Wearhouse and Tux stores carry a limited selection.  Most K&G stores carry a full selection of women’s apparel.  Tuxedo rentals are available in the Men’s Wearhouse, Moores and Men’s Wearhouse and Tux stores.  Additionally, Men’s Wearhouse operates a global corporate apparel and workwear group consisting of Twin Hill in the United States and Dimensions, Alexandra and Yaffy in the United Kingdom.  Investors can find additional information at http://ir.menswearhouse.com/.

This press release contains forward-looking information.  Forward-looking statements are not guarantees of future performance and a variety of factors could cause actual results to differ materially from the anticipated or expected results expressed in or suggested by these forward-looking statements.  These forward-looking statements may be significantly impacted by various factors, including, but not limited to: actions by governmental entities, domestic and international economic activity and inflation, success, or lack thereof, in executing our internal operating plans and new store and new market expansion plans, including successful integration of acquisitions, performance issues with key suppliers, disruption in buying trends due to homeland security concerns, severe weather, foreign currency fluctuations, government export and import policies, aggressive advertising or marketing activities of competitors; and legal proceedings. Future results will also be dependent upon our ability to continue to identify and complete successful expansions and penetrations into existing and new markets and our ability to integrate such expansions with our existing operations.

These forward-looking statements are based upon management’s current beliefs or expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies and third-party approvals, many of which are beyond our control.  The following factors, among others, could cause actual results to differ materially from those expressed or implied in the forward-looking statements:  (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Merger by and among Men’s Wearhouse, Inc.,  Java Corp. and Jos. A. Bank Clothiers, Inc., (2) the failure to consummate the acquisition of Jos. A. Bank for reasons including that the conditions to Men’s Wearhouse’s offer to purchase all outstanding shares of Jos. A. Bank’s common stock, including the condition that a minimum number of shares be tendered and not withdrawn, are not satisfied or waived by Men’s Wearhouse, (3) the possibility that the expected benefits from the proposed transaction will not be realized within the anticipated time period, (4) the risks related to the costs and difficulties related to the integration of Jos. A. Bank’s business and operations with Men’s Wearhouse’s business and operations, (5) the inability to obtain, or delays in obtaining, cost savings and synergies from the transaction, (6) unexpected costs, charges or expenses resulting from the transaction, (7) litigation relating to the transaction, (8) the inability to retain key personnel and (9) the possible disruption that may be caused by the transaction to the business and operations of Men’s Wearhouse and its relationships with customers, employees and other third parties.

The forward-looking statements in this press release speak only as of the date hereof. Except for the ongoing obligations of Men’s Wearhouse to disclose material information under the federal securities laws, Men’s Wearhouse undertakes no obligation to revise or update publicly any forward-looking statement, except as required by law.  Other factors that may impact the forward-looking statements are described in Men’s Wearhouse’s annual report on Form 10-K for the fiscal year ended February 1, 2014 and quarterly reports on Form 10-Q.  For additional information on Men’s Wearhouse, please visit the Company’s websites at www.menswearhouse.com, www.mooresclothing.com, www.kgstores.com, www.twinhill.com, www.dimensions.co.uk and www.alexandra.co.uk.

Contacts:

Men’s Wearhouse

Ken Dennard

Dennard • Lascar Associates

(832) 594-4004

ken@dennardlascar.com

http://ir.menswearhouse.com/